Exhibit 10.2
UNITED NATURAL FOODS, INC.

2020 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

[time vesting for employees]

This Restricted Share Unit Award Agreement (this “Agreement”) effective as of [ ] __, 20__ (the “Grant Date”), between United Natural Foods, Inc. (the “Company”) and __________________ (the “Participant”), evidences an Award denominated in Restricted Share Units to the Participant under the United Natural Foods, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”). Except in the preceding sentence and where the context otherwise requires, the term “Company” shall include the Company and all present and future Subsidiaries. All capitalized terms that are used in this Agreement without definition shall have the meanings set forth in the Plan.

1.Definitions.

(a)    “Participant,” solely for the purpose of this Agreement, means the employee designated above.

(b)    “Restricted Share Unit” means a right to receive a payment in the form of any one Share of the Company’s common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Agreement and in the Plan.

(c)    “Vesting Period” means the period beginning on [ ] and ending on [ ].

2.    Grant of Restricted Share Units.  In consideration of services to be rendered by the Participant to the Company, the Company hereby grants to the Participant [______] Restricted Share Units, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The Restricted Share Units granted under this Agreement shall be subject to adjustment as provided in Section 4.3 of the Plan. This grant is conditional upon the Participant signing a counterpart of this Agreement and delivering such signed counterpart to the Company within sixty (60) days of this Agreement, including by electronic means if provided by the Company pursuant to Section 18.

3.    Vesting & Effect of Separation from Service.

(a)    Except as otherwise provided herein or in the Plan, if the Participant remains continuously employed by the Company through the applicable vesting date, the Restricted Share Units will vest in accordance with the following schedule:

Vesting Date                Restricted Share Units

[Vesting date]        [Number or % of shares that vest on the vesting date]

[Vesting date]        [Number or % of shares that vest on the vesting date]

[Vesting date]        [Number or % of shares that vest on the vesting date]

(b)    Retirement: In the event the Participant has a Separation from Service on account of Retirement and signs and does not revoke a release of claims in the form and manner prescribed by the Company, the Participant shall continue to vest through the Vesting Period in the following number of Restricted Share Units. If the Separation from Service on account of Retirement occurs in the 365-day period beginning on the Grant Date (the “Grant Year”), the Pro-Rated Number of Restricted Share Units will continue to vest through the Vesting Period. The “Pro-Rated Number” shall be the product of (i) the total number of Restricted Share Units granted under this Agreement and (ii) the quotient of (A) the number of days beginning with the Grant Date and ending on the date of the Participant’s Separation from Service as a result of Retirement and (B) 365, the number of days in the Grant Year. If the Separation from Service on account of Retirement occurs before the end of the Vesting Period but after the Grant Year, all of the then-unvested Restricted Share Units granted under this Agreement will continue to vest through the Vesting Period. If the Release Finalization Date falls after any vesting date in Section 3(a), the applicable Restricted Share Units will vest as of the Release Finalization Date; provided, however, that if the period for the Participant to consider and/or revoke a release of claims spans two calendar years, then the settlement/payment of the applicable Shares will in all cases occur in the second calendar year. The rights of the Participant in the event of Retirement with respect to any then-unvested Restricted Share Units shall become non-forfeitable only at such time as the Shares issuable in settlement of such Restricted Share Units would have been issued pursuant to Section 4 hereof had the Participant continued to be employed through the end of the Vesting Period.

(c)    Death and Disability: In the event that the Participant dies or has a Separation from Service on account of Disability at any time after grant, all of the then-unvested Restricted Share Units shall fully vest on the date of the Separation from Service.

(d)    Change in Control: In the event the Participant has a Separation from Service and such Separation from Service is not for Cause, or the Participant’s Separation from Service is for Good Reason, in either case within twelve (12) months after a Change in Control (and before the Restricted Share Units otherwise have become vested under Section 3(a), (b) or (c)), the Participant shall vest in all of the Restricted Share Units granted under Section 2 of this Agreement and the Participant’s rights to such Restricted Share Units shall become non-forfeitable as of the date of the Participant’s Separation from Service. In the event that this Award is not assumed by the Acquiror in connection with a Change in Control, all of the Restricted Share Units shall vest immediately prior to the Change in Control and shall settle immediately following the Change in Control (notwithstanding the longer period of time for settlement provided in Section 4 below). In the event that settlement of the Restricted Share Units at the time described above would result in the imposition of tax on the Participant (if the Participant is eligible for Retirement) pursuant to the operation of Code Section 409A (as defined below), such settlement shall take place on the earliest date upon which settlement may be made without resulting in the imposition of such tax.

(e)    Separation from Service without Cause: If the Participant has a Separation from Service without Cause (as defined in the Plan), then:

(i) any unvested Restricted Share Units that were scheduled to vest within 365 days from the date of separation and were granted more than 365 days preceding the date of separation, shall vest effective as of the Release Finalization Date;

(ii) the Separation Pro-Rated Number of Restricted Share Units that were scheduled to vest within 365 days from the date of separation, and were granted less than 365 days prior to the date of separation, shall vest effective as of the Release Finalization Date; and

(iii) any remaining Restricted Share Units not vesting as provided above shall be forfeited effective as of the date of Separation from Service without Cause.

    Notwithstanding the foregoing, the vesting, payment, and settlement of any Restricted Share Units pursuant to this Section 3(e) shall be subject to the satisfaction of any conditions required for payout of the Restricted Share Units pursuant to this Agreement and the Plan. In no event shall the accelerated vesting pursuant to this Section 3(e) accelerate the settlement of any Restricted Share Units if such Restricted Share Units are otherwise subject to Section 409A of the Code.

The “Separation Pro-Rated Number” shall be the product of (A) the total number of Restricted Share Units granted under this Agreement less than 365 days prior to the date of Separation from Service without Cause and (B) the quotient of (1) the number of days from the Grant Date to the date of Separation from Service without Cause and (2) 365.

(f)    Except as provided in Section 3(b),(c), (d) or (e) above or as otherwise provided in any written agreement by and between the Company and the Participant, if the Participant’s Separation from Service occurs for any reason prior to the expiration of the Vesting Period, all then-unvested Restricted Share Units shall be canceled immediately and shall not be payable to the Participant.

4.    Settlement and Payment.  Subject to the terms and conditions of this Agreement, Restricted Share Units that have become vested in accordance with the vesting schedule pursuant to Section 3 shall be paid and settled as of the “Settlement Date” which is the date that is as soon as practicable following the applicable vesting date determined under Section 3 and no later than March 15th of the calendar year next following the calendar year in which the vesting date occurs. However, if the Participant is eligible for Retirement at any point during the Vesting Period or if any portion of the award is otherwise subject to Section 409A of the Code, the Settlement Date shall be the date that is as soon as practicable following the applicable vesting date set forth in Section 3, but in no event later than December 31 of the calendar year in which such vesting date occurs, unless the Participant’s Separation from Service occurs on account of Retirement and the period for the Participant to consider and/or revoke a release of claims spans two calendar years, in which case the Settlement Date shall in all cases occur in the second calendar year. The Company shall issue to the Participant one Share for each Restricted Share Unit that has become vested. The payment of the Shares shall be made to the Participant (or the Participant’s assignee or beneficiary if permitted by the Plan or the Committee) in accordance with the Company’s grant and award policy and may be made as a book entry confirmation or through the issuance of a certificate evidencing such Shares.

5.    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares which may be issued upon the vesting of the Restricted Share Units (including, without limitation, voting rights and any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until the Shares have been issued to the Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

6.    Withholding. The Company’s obligation to make payment and settlement of vested Restricted Share Units shall be subject to the Participant’s satisfaction of any applicable federal, state, local and foreign withholding obligations or withholding taxes, including any employer minimum statutory withholding (“Withholding Taxes”), and the Participant shall pay the amount of any such Withholding Taxes to the Company as set forth in this Section 6. The Participant may satisfy his or her obligation to pay the Withholding Taxes by (i) having the Company withhold Shares otherwise deliverable to the Participant pursuant to payment and settlement of vested Restricted Share Units; or (ii) delivering, actually or by attestation, to the Company Shares already owned by the Participant; provided that the amount of such Shares withheld or Shares delivered (with the value of such Shares being based on the Fair Market Value of a Share as of the vesting date determined pursuant to Section 3) shall not exceed the amount necessary to satisfy the minimum amount of Withholding Taxes. The Participant acknowledges and agrees that the Company has the right to deduct from compensation or other amounts owing to the Participant an amount not to exceed the Withholding Taxes.

7.    Covenants. As a condition to the receipt of the Award, the Participant hereby agrees to be subject to the restrictive covenants as set forth in Appendix A (the “Restrictive Covenant Agreement” or “RCA”). The Award shall be forfeited in the event of noncompliance with the Restrictive Covenant Agreement. The Participant expressly agrees that all payments and benefits due the Participant under this Agreement shall be subject to the Participant’s compliance with the provisions set forth in the Restrictive Covenant Agreement.
8.    No Guarantee of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

9.    Amendment. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, this Agreement and the Restricted Share Units, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Participant, holder or beneficiary; and provided further that no consent of the Participant or any holder or beneficiary shall be required for any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination to the extent necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations or rulings, including but not limited to the provisions of Section 409A of the Code necessary to avoid tax penalties to the Participant. The Committee is authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Agreement and the Restricted Share Units as set forth in the Plan.

10.    Determinations by the Committee. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

11.    Provisions of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan with this Agreement and agrees to be bound by all the terms and provisions of the Plan. This Agreement is governed by the terms of the Plan, and in the case of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. This Agreement, read together with the Plan, represents the entire understanding and agreement between the Company and the Participant, and shall supersede any prior agreement and understanding between the parties with respect to the matters contained herein. This Agreement, and any payment of Shares in settlement of the Restricted Share Units, shall be subject to any policy of the Company regarding the recoupment or clawback of compensation as in effect at the date of this Agreement or hereafter adopted by the Board.

12.    Nontransferability of Restricted Share Units.  Except as otherwise provided in the Plan, the Restricted Share Units and this Agreement shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units otherwise than as permitted by the Plan and this Agreement shall, at the election of the Company, be null and void. Transfer of the Restricted Share Units for value is not permitted under the Plan or this Agreement.

13.    Notices. Any notice required or permitted to be given to the Participant under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company’s principal office.

14.    Waiver. The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

15.    Section 409A.

(a)    For the avoidance of doubt, the Restricted Share Units granted under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)    Notwithstanding any other payment schedule provided herein to the contrary, if the Participant is deemed on the date of Separation from Service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any payment due under this Agreement that is considered “deferred compensation” under Section 409A of the Code payable on account of a Participant’s Separation from Service shall not be made until the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such Separation from Service of the Participant, and (B) the date of the Participant’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 15(b) shall be paid to the Participant in a lump sum in accordance with the Agreement.

(c)    For the avoidance of doubt, any payment due under this Agreement within a period following the Participant’s Separation from Service, death, Disability, Retirement or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

16.    Governing Law. The validity, construction and effect of this Agreement, except for the Restrictive Covenant Agreement, shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles. The validity, construction and effect of the Restrictive Covenant Agreement shall be determined in accordance with Section 14 of and Exhibits A and B to the Restrictive Covenant Agreement.

17.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any successor to the Company or assignee of the Company and shall inure to the benefit of the Participant's legal representative. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant's heirs, executors, administrator and successors.

18.    Electronic Communication. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Participant has accepted and signed this Agreement, all on the day and year first mentioned above.

                        UNITED NATURAL FOODS, INC.

                        By: __________________________

                        PARTICIPANT

                         ______________________________

APPENDIX A
RESTRICTIVE COVENANT AGREEMENT